Exhibit 99.1

NEWS RELEASE

Contact:	Scott Winters
Vice President—Investor Relations
713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PXP ANNOUNCES FIRST QUARTER 2007 RESULTS

Houston, Texas – May 3, 2007 – Plains Exploration & Production Company (NYSE: PXP) (“PXP” or the “Company”) today announced financial and operating results for the first quarter 2007.

Year-to-date highlights:

•

Announced a definitive agreement to acquire 359 million barrels oil equivalent of estimated proved, probable and possible reserves, 55,000 net acres, and 200 producing/productive wells in the Mesaverde geologic section of the prolific Piceance Basin in Colorado plus the associated midstream assets including a 25 percent interest in the Collbran Valley Gathering System. On a pro forma basis, PXP will have nearly 900 million barrels of oil equivalent of proved, probable and possible reserves;

•	Announced a discovery at Hurricane Deep prospect on the South Marsh Island Block 217. First sales volumes are expected in the fourth quarter 2007;

•

Repurchased approximately $47.5 million of PXP stock or roughly 1.0 million of its common shares outstanding through the end of March. There is approximately $158 million remaining under the $500 million Board of Directors’ authorization granted in December 2005;

•	Reported $20.6 million net income in the first quarter 2007 versus a $51.7 million net loss for the same period in 2006; and

•	Issued $500 million of 7% Senior Notes that mature March 15, 2017. The net proceeds were used to repay borrowings under PXP’s revolving credit facility and for general corporate purposes.

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THREE MONTHS ENDED MARCH 2007

PXP reported first quarter 2007 net income of $20.6 million, or $0.28 per diluted share, on revenues of $224.7 million, compared to a net loss in the first quarter of 2006 totaling $51.7 million, or $0.66 per diluted share, on revenues of $251.6 million. Revenues were primarily impacted by lower commodity prices and sales volumes.

Sales volumes during the first quarter 2007 were 51.9 thousand barrels of oil equivalent per day (BOEPD) compared to sales volumes of 60.7 thousand BOEPD during first quarter 2006. Sales volumes were primarily impacted by 7.4 thousand BOEPD associated with the third quarter 2006 asset divestiture and 1.0 thousand BOEPD associated with offshore California platform downtime due to maintenance work originally planned for the third quarter as well as the impact from the Star Fee incident in the San Joaquin Valley. Operations in these areas have been fully restored.

Operating cash flow, a non-GAAP measure, was $91.5 million in the first quarter of 2007 compared to $130.2 million in the prior year period. See the end of this release for an explanation and reconciliation of all non-GAAP financial measures.

SHARE REPURCHASES

PXP repurchased approximately $47.5 million of PXP stock or approximately 1.0 million of its common shares outstanding through the end of March, some of which settled in early April. To date, PXP has repurchased a total of 7.7 million common shares at a cost of approximately $342 million. There is approximately $158 million remaining under the $500 million Board of Directors authorization granted in December 2005.

DEVELOPMENT—OPERATIONS UPDATE

In the Los Angeles Basin, PXP’s first quarter sales volume averaged 13,900 net BOEPD. The 2007 plan includes continued development of the Inglewood and the Las Cienegas Fields as well as new drilling at the Montebello Field. A total of 12 injection and producer wells were drilled and completed during the first quarter in the LA Basin. In the Inglewood Field, drilling activity this quarter concentrated on the Vickers-Rindge, Moynier and Rubel waterflood projects. At the Montebello Field, we drilled 5 of the 10 planned 2007 wells in the first quarter with planned batch completion of all wells following the drilling phase. This year’s program is the first stage of a plan to drill wells from pad drilling sites to allow for real estate development. The remaining wells drilled in the LA Basin expanded the development of the Las Cienegas Field.

In the San Joaquin Valley, PXP’s first quarter sales volume averaged 22,700 net BOEPD. The 2007 plan includes continued development and expansion of the Midway Sunset and Cymric Fields. A total of 21 producers and 2 steam injection wells were drilled and completed during the first quarter in the San Joaquin Valley. Our 2007 drilling activity will be concentrated on steam enhanced recovery development of the Diatomite, Marvic Spellacy and Potter formations in the

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Midway Sunset Field and the Diatomite and Tulare formations in the Cymric Field. Expansion of steam flood activities has also begun at Arroyo Grande with 7 wells drilled and completed during the first quarter.

Offshore California, PXP’s first quarter sales volume averaged 12,500 net BOEPD. Much of the activity on these assets this year will concentrate on maintaining production through well workovers and recompletions.

In the Gulf Coast region, PXP’s first quarter sales volume averaged 2,800 net BOEPD. The Perseus II well was drilled as a successful well and is currently being completed with first sales anticipated in the second quarter.

EXPLORATION—OPERATIONS UPDATE

The Hurricane Deep (South Marsh Island Block 217) well found 31 feet of pay in the Gyro 1 sand. Plans for completion are currently underway with first sales expected in the fourth quarter of 2007. The Marlin prospect (Grand Isle Block 18) reached total depth in the first quarter and was found to be noncommercial. The Cas (South Timbalier Block 70), Cottonwood Point (Vermilion Block 31), Flatrock (South Marsh Island Block 212) and Mound Point South (Louisiana State Lease 340) Gulf of Mexico exploratory prospects are currently drilling.

The Shell-operated Vicksburg prospect (Desoto Canyon Block 353) and one other deepwater prospect are scheduled to begin drilling in the second quarter while the Cavallo Deep (Matagorda Island 557) prospect is scheduled to begin drilling in the third quarter.

PROPOSED PICEANCE BASIN ASSET ACQUISITION

As previously announced PXP has entered into a definitive agreement to acquire from a private company all of its interests in oil and gas producing properties in the Mesaverde geologic section of the prolific Piceance Basin in Colorado plus the associated midstream assets including a 25 percent interest in the Collbran Valley Gathering System.

The properties currently produce approximately 6,000 barrels of oil equivalent per day of which nearly 97 percent is natural gas. PXP estimates proved reserves are approximately 64 million barrels of oil equivalent (MMBOE) with an additional 295 MMBOE of unproven resource potential, totaling 359 MMBOE of total estimated reserves (proved, probable and possible reserves).

PXP will pay $900 million in cash and issue one million shares of PXP common stock. The transaction is valued at approximately $946 million, based on PXP’s closing price on April 17, 2007. PXP intends to fund the acquisition with borrowings under its bank credit facility. The effective date of the transaction is January 1, 2007, and the transaction is expected to close in the second quarter subject to customary closing conditions.

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OUTLOOK

The Company issued pro forma full-year 2007 operating guidance to reflect the proposed Piceance Basin asset acquisition. Full-year 2007 operating and financial guidance will be issued after the transaction closes. See the table at the end of this release.

FIRST QUARTER EARNINGS CONFERENCE CALL

PXP will host a conference call today May 3, 2007 at 2:00 p.m. Central to discuss results and other forward-looking items. Investors wishing to participate may dial 1-800-567-9836 or 1-973-935-8460. The replay will be available through May 17, 2007 and can be accessed by dialing 1-877-519-4471 or 1-973-341-3080, Replay ID: 8666416. Slides for the conference call will be available in the Investor Information section of PXP’s website, http://www.pxp.com, during the conference call and for 60 days after the event date.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, developing, exploiting, exploring and producing oil and gas in its core areas of operation: onshore and offshore California, and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

*	completion of the proposed acquisition,
*	reserve and production estimates,
*	oil and gas prices,
*	the impact of derivative positions,
*	production expense estimates,
*	cash flow estimates,
*	future financial performance,
*	planned capital expenditures, and
*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2006, for a discussion of these risks.

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All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

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Plains Exploration & Production Company

Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended March 31,
	2007	2006
Revenues
Oil sales	$205,518	$214,928
Gas sales	17,535	35,554
Other operating revenues	1,640	1,137

	224,693	251,619

Costs and Expenses
Production costs
Lease operating expenses	44,663	42,165
Steam gas costs	26,357	12,776
Electricity	8,767	8,832
Production and ad valorem taxes	5,259	5,768
Gathering and transportation expenses	186	1,584
General and administrative	22,497	22,972
Depreciation, depletion and amortization	52,678	49,767
Accretion	2,262	2,466

	162,669	146,330

Income from Operations	62,024	105,289
Other Income (Expense)
Interest expense	(5,360)	(15,794)
Loss on mark-to-market derivative contracts	(20,590)	(169,328)
Interest and other income	577	324

Income (Loss) Before Income Taxes and Cumulative Effect of Accounting Change	36,651	(79,509)
Income tax (expense) benefit
Current	—	(8,712)
Deferred	(16,081)	38,751

Income (Loss) Before Cumulative Effect of Accounting Change	20,570	(49,470)
Cumulative effect of accounting change, net of tax benefit	—	(2,182)

Net Income (Loss)	$20,570	$(51,652)

Earnings (Loss) Per Share
Basic
Income (loss) before cumulative effect of accounting change	$0.28	$(0.63)
Cumulative effect of accounting change	—	(0.03)

Net income (loss)	$0.28	$(0.66)

Diluted
Income (loss) before cumulative effect of accounting change	$0.28	$(0.63)
Cumulative effect of accounting change	—	(0.03)

Net income (loss)	$0.28	$(0.66)

Weighted Average Shares Outstanding
Basic	72,463	78,437

Diluted	73,490	78,437

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Plains Exploration & Production Company

Operating Data

	Quarter Ended March 31,
	2007	2006
Daily Average Volumes
Oil and liquids sales (Bbls)	47,350	52,404

Gas (Mcf)
Production	33,943	64,723
Used in steam operations	6,432	15,067
Sales	27,511	49,656

BOE
Production	53,008	63,191
Sales	51,936	60,680

Unit Economics (in dollars)
Average NYMEX Prices
Oil	$58.27	$63.51
Gas	6.78	8.94

Average Realized Sales Price Before Derivative Transactions
Oil (per Bbl)	$48.22	$53.32
Gas (per Mcf)	7.08	7.95
Per BOE	47.72	52.56

Cash Margin per BOE (1)
Oil and gas revenues	$47.72	$45.87

Costs and expenses
Lease operating expenses	$(9.56)	$(7.72)
Steam gas costs	(5.64)	(2.34)
Electricity	(1.88)	(1.62)
Production and ad valorem taxes	(1.13)	(1.06)
Gathering and transportation	(0.04)	(0.29)

Gross margin before DD&A (GAAP)	29.47	32.84
Hedging expense included in oil and gas revenues	—	6.69
Cash derivative settlements
Oil & gas production	(5.25)	(4.05)
Natural gas purchases	—	(0.52)

Cash margin (Non-GAAP)	$24.22	$34.96

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(1)	Cash margin (a non-GAAP measure) is calculated by adjusting gross margin before DD&A (a GAAP measure) to exclude hedging expense included in oil and gas revenues and to deduct cash derivative settlements. Management believes this presentation may be helpful to investors as it represents the cash generated by our oil and gas production that is available for, among other things, capital expenditures and debt service. PXP management uses this information to analyze operating trends and for comparative purposes within the industry. This measure is not intended to replace the GAAP statistic but to provide additional information that may be helpful in evaluating the Company’s operational trends and performance.

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Plains Exploration & Production Company

Consolidated Balance Sheets

(in thousands of dollars)

	March 31, 2007	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$74,176	$899
Accounts receivable	111,228	113,193
Inventories	14,586	12,394
Deferred income taxes	46,973	51,084
Other current assets	7,642	7,226

	254,605	184,796

Property and Equipment, at cost
Oil and natural gas properties—full cost method
Subject to amortization	2,729,360	2,624,277
Not subject to amortization	161,072	142,096
Other property and equipment	45,782	41,392

	2,936,214	2,807,765
Less allowance for depreciation, depletion and amortization	(752,299)	(700,241)

	2,183,915	2,107,524

Goodwill	157,731	158,515

Other Assets	17,949	12,393

	$2,614,200	$2,463,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$126,254	$131,639
Commodity derivative contracts	90,736	95,162
Royalties and revenues payable	37,126	38,159
Stock appreciation rights	52,080	57,429
Income tax payable	—	94,272
Other current liabilities	28,749	43,531

	334,945	460,192

Long-Term Debt
Revolving credit facility	—	235,500
7% Senior Notes	500,000	—

	500,000	235,500

Other Long-Term Liabilities
Asset retirement obligation	135,819	133,420
Commodity derivative contracts	19,603	18,114
Other	20,903	19,040

	176,325	170,574

Deferred Income Taxes	472,989	466,279

Stockholders’ Equity
Common stock	795	792
Additional paid-in capital	974,071	964,472
Retained earnings	485,812	463,864
Treasury stock, at cost	(330,737)	(298,445)

	1,129,941	1,130,683

	$2,614,200	$2,463,228

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Plains Exploration & Production Company

Consolidated Statements of Cash Flows

(in thousands of dollars)

	Quarter Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$20,570	$(51,652)
Items not affecting cash flows from operating activities
Depreciation, depletion, amortization and accretion	54,940	52,233
Deferred income taxes	16,081	(38,751)
Cumulative effect of adoption of accounting change	—	2,182
Commodity derivative contracts	20,590	205,867
Noncash compensation	2,805	6,274
Other noncash items	(7)	(23)
Change in assets and liabilities from operating activities	(95,025)	(4,839)

Net cash provided by operating activities	19,954	171,291

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(144,901)	(139,489)
Other property and equipment	(4,390)	(1,530)
Derivative settlements	(23,528)	(17,300)

Net cash used in investing activities	(172,819)	(158,319)

CASH FLOWS FROM FINANCING ACTIVITIES
Revolving credit facilities
Borrowings	336,775	385,200
Repayments	(572,275)	(370,200)
Proceeds from issuance of 7% Senior Notes	500,000	—
Costs incurred in connection with financing arrangements	(7,945)	—
Purchase of treasury stock	(32,292)	—
Derivative settlements	—	(28,579)
Other	1,879	214

Net cash provided by (used in) financing activities	226,142	(13,365)

Net decrease in cash and cash equivalents	73,277	(393)
Cash and cash equivalents, beginning of period	899	1,552

Cash and cash equivalents, end of period	$74,176	$1,159

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Plains Exploration & Production Company

Summary of Open Derivative Positions

at April 1, 2007

Period	Instrument Type	Daily Volumes	Average Price	Index
Sales of Crude Oil Production
2007

Apr – Dec	Put options	50,000 Bbls	$55.00 Strike price	WTI

2008

Jan – Dec	Put options	42,000 Bbls	$55.00 Strike price	WTI

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Plains Exploration & Production Company

Reconciliation of GAAP to Non-GAAP Measure

The following chart reconciles Net Cash Provided by Operating Activities (GAAP) to Operating Cash Flow (non-GAAP) for the quarters ended March 31, 2007 and 2006. Management believes this presentation may be useful to investors because it is illustrative of the impact of the Company’s derivative contracts. PXP management uses this information for comparative purposes within the industry and as a means of measuring the Company’s ability to fund capital expenditures and service debt. This measure is not intended to replace the GAAP statistic but to provide additional information that may be helpful in evaluating the Company’s operational trends and performance.

Operating cash flow is calculated by adjusting the GAAP measure of cash provided by operating activities to exclude changes in operating assets and liabilities and include derivative cash flows that are classified as a financing or investing activities in the statement of cash flows. Pursuant to accounting rules certain cash payments with respect to our derivative instruments are required to be reflected as financing or investing activities.

	Quarter Ended March 31,
	2007	2006
	(millions of dollars)
Net cash provided by operating activities (GAAP)	$20.0	$171.3
Changes in operating assets and liabilities	95.0	4.8
Cash payments for commodity derivative contracts that settled during the period that are reflected as investing or financing cash flows in the statement of cash flows	(23.5)	(45.9)

Operating cash flow (Non-GAAP)	$91.5	$130.2

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Plains Exploration & Production Company

2007 Operating Guidance

PXP is providing pro forma full-year 2007 operating guidance to reflect the impact of the proposed acquisition of Piceance Basin properties. Production, gas price realizations, gathering/transportation expense and capital expenditures have changed while all other items in the table below remain the same as previously guided. Full-year 2007 operating and financial guidance will be issued after the transaction closes.

The following table and accompanying note reflects current estimates of certain results for the full year 2007 for PXP upon consummation of the acquisition. The following guidance contains forward-looking information that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. This guidance is based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and our future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those discussed below. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2006, for a discussion of the risks and uncertainties that may affect actual results. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements.

Pro Forma Guidance Year Ended December 31, 2007
Production Volumes (MBOE/day)
Production volumes sold	56.0-60.0
% Oil	85%
% Gas	15%

Price Realization % Index (Unhedged)
Oil—NYMEX	82%-86%
Gas—Henry Hub	85%-95%

Production Costs per BOE
Lease operating expense	$8.40-$9.30
Steam gas costs (1)	$4.80-$5.30
Electricity	$2.00-$2.20
Production and ad valorem taxes	$1.15-$1.30
Gathering and transportation	$0.25-$0.35

Capital Expenditures ($/millions)	$750

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(1)	Steam gas costs assume a base SoCal Border index price of $7.25 per MMBtu. The purchased volumes are anticipated to be 43,000—47,000 MMBtu per day.

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